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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 22, 1996

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)


      New Jersey                       33-85234                     22-2665282
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(State or other juris-               (Commission                  (IRS Employer
diction of incorporation)            File Number)                 Identification
                                                                      Number)


7000 Boulevard East, Guttenberg, New Jersey                       07093
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(Address of principal executive office)                      (Zip Code)


Registrant's telephone number including area code-                (201) 854-7777
                                                 -------------------------------


                                 Not Applicable
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         (Former name and former address, as changed since last report)
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ITEM 5.  OTHER EVENTS

On November 22, 1996, KTI, Inc. executed an agreement to purchase certain investments in Timber Energy Investment, Inc., a Delaware corporation ("Timber Energy"). Such agreement was executed between Continental Casualty Company and two of its subsidiaries (collectively "CCC"), and a wholly owned subsidiary of KTI, Inc. (the "Company" or the "Registrant").

Timber Energy's subsidiaries own a 14-megawatt power plant in Telogia, Florida, which processes wood waste and sells electricity to Florida Power Company under a contract through the year 2002, a 400,000-ton per year wood chip mill in Cairo, Georgia with a long-term take-or-pay contract with Stone Container, and a 15-million pound per year plastic recycling plant in Tuscaloosa, Alabama.

The Company acquired all of CCC's investments for $2 million in cash. The CCC investments include debt having a par amount of approximately $11.8 million, preferred stock having a liquidation preference value of approximately $50 million, and a 49% common stock ownership interest in Timber Energy. Approximately $7 million of the debt acquired by the Company is subordinated to Timber's principal non CCC debt of $13.4 million of Liberty County Bonds ("Bonds").

As a condition of sale, the Company has agreed to arrange to release CCC from its current reimbursement obligation on the bonds. Such release must be obtained no later than August 22, 1997. If the Company is unable to obtain such release CCC within the allotted time, CCC may cancel the purchase. Upon cancellation, CCC must return the $2 million purchase price to the Company, less $250,000 for liquidated damages.

The common stock of Timber Energy is subject to a Stockholders Agreement which gives existing non - CCC stockholders of Timber Energy a right to match the Company's offer. The Company does not expect this right to be exercised.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of the business acquired.

It is impractical to provide the required financial statements for Timber Energy at this time as audited financial statements are not yet available. The required financial statements will be filed under an amendment to this form as soon as practical, following receipt of audited financial statements, but not later than January 15, 1997.

         (b) Pro Forma Financial information.

It is impractical to provide the required pro forma financial information as audited financial statements for Timber Energy are not yet available. The required pro forma financial information will be filed under an amendment to this form as soon as practical, following receipt of audited financial statements for Timber Energy, but not later than January 15, 1997.

         (c) Exhibits.

Exhibit Number             Description
--------------             -----------

4.1 Securities Purchase Agreement by and among KTI Plastic Recycling, Inc., Continental Casualty Company, CNA Realty Corp., CLE, Inc. and Timber Energy Investment, Inc. dated as of November 22, 1996. The schedules to this Exhibit do not contain information which is material to an investment decision and which is not otherwise disclosed in the Securities Purchase Agreement. The schedules include a Pledge and Security Agreement, descriptions of the Securities purchased, descriptions of the other outstanding debt of Timber Energy, a list of leases in which Timber Energy is a lessee, descriptions of Timber Energy's Welfare Benefit Plans and a description of a car being sold by Timber Energy to a third party. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.
















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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            KTI, Inc.
                                            ________________________________

                                                   (Registrant)




Dated:   November 22, 1996         By:      /s/Martin J. Sergi
                                            ___________________________
                                            Name:  Martin J. Sergi
                                            Title: President

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                                EXHIBIT INDEX
                                -------------

Exhibit
Number                               Description
-------                              ----------
  4.1 Securities Purchase Agreement by and among KTI Plastic Recycling, Inc., Continental Casualty Company, CNA Realty Corp., CLE, Inc. and Timber Energy Investment, Inc. dated as of November 22, 1996. The schedules to this Exhibit do not contain information which is material to an investment decision and which is not otherwise disclosed in the Securities Purchase Agreement. The schedules include a Pledge and Security Agreement, descriptions of the Securities purchased, descriptions of the other outstanding debt of Timber Energy, a list of leases in which Timber Energy is a lessee, descriptions of Timber Energy's Welfare Benefit Plans and a description of a car being sold by Timber Energy to a third party. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.